                                                                    EXHIBIT 99.1


           COTT CORPORATION REPORTS RECORD RESULTS IN FIRST QUARTER;


                --   SALES UP 26% TO $370.9 MILLION;
                --   DILUTED EARNINGS PER SHARE RISE 40% TO $0.21;
                --   COMPANY RAISES GUIDANCE AND PLANS TO LIMIT
                     DIRECTORS' OPTIONS

                        (All information in U.S. dollars)


TORONTO -- APRIL 20, 2004 - Cott Corporation (NYSE:COT; TSX:BCB) today announced record sales and earnings per share for the first quarter ended April 3, 2004. Sales in the first quarter were up 26% to $370.9 million compared to $295.3 million last year. Excluding the impact of acquisitions and foreign exchange, sales were up 18%. Earnings per diluted share were $0.21; an increase of 40% from last year's reported $0.15.

"Retailer branded soft drinks are outpacing category growth as in 2003," said Frank E. Weise, Cott's chairman and chief executive officer. "This strong performance underlines our customers' commitment to their own-brand beverage programs. At the same time, these record results are a credit to Cott employees and their delivery of superior products and services."

Sales in the Company's UK/Europe business unit rose 45%, up 26% excluding foreign exchange. In the US business unit, sales were up 21%, up 15% excluding the impact of acquisitions. Canada saw a 25% increase in sales, up 9% excluding the impact of foreign exchange; and sales for the International business unit doubled to $14.7 million, of which sales in Mexico amounted to $9.0 million.

Commenting on the sales growth, John K. Sheppard, Cott president and chief operating officer added, "Our customer-centric approach to the business continues to make a significant impact across all business units." He said sales growth in the Company's U.S. business unit was driven by new product development and merchandising programs, while in Canada it was as a result of Cott's continued efforts in the grocery channels. In the U.K. business unit, sales were up in all channels and were also favorably affected by the impact of the Nichols business. Sales in Mexico were up almost three fold, as customers there continue to demonstrate their commitment to building their retailer branded soft drink programs.

Gross margin for the quarter was 19.0% compared to 19.1% last year. Operating income of $31.7 million was up 28% from last year's $24.8 million. Cott created a reserve against certain Canadian export receivables, resulting in a charge of $2.3 million in the first quarter.

Earlier in the quarter, the Company announced that it had acquired assets of The Cardinal Companies of Elizabethtown, LLC, including a bottling facility located in Elizabethtown, Kentucky, with the objective of strengthening the Company's capabilities in the mid-western U.S. Full terms of this transaction were not disclosed.

During the quarter, Cott announced the appointment of John K. Sheppard as chief executive officer, effective September 1, 2004. Sheppard currently serves as president and chief operating officer. Weise, the company's chief executive officer since 1998, will remain chairman with an active role in assisting management in long-term strategy, customer relations and investor relations.

The Company also amended its guidance for the full year, raising its estimate of earnings per diluted share to $1.23-$1.27. Sales are expected to increase 12-15%. EBITDA is expected to reach $220 million to $225 million. (see below for discussion of EBITDA). Capital spending is expected to be held to $55 million in 2004.

Finally, in response to evolving market practices and to the policies of representative shareowner groups, Cott announced that it has decided to amend its Common Share Option Plan to limit the number of options that may be granted to directors of Cott who are not also employees or officers of Cott. The amendment provides that the aggregate number of common shares that may be issued, pursuant to the exercise of options, to directors who are not also officers or employees of Cott be limited to 0.5% of the total number of issued and outstanding common shares on the date of the grant of options. Options that are held by directors that were granted to them when they were officers or employees of Cott will not be counted for purposes of calculating the 0.5% amount.

This amendment is in addition to the amendment to the Option Plan that will be voted on at Cott's upcoming annual meeting, and while this amendment is not the subject of the upcoming vote, the Company intends to administer the Option Plan in accordance with this amendment pending regulatory approval.

Currently, there are a total of 240,000 options that have been granted (and are outstanding) to directors who are not officers or employees of Cott, representing approximately 0.34% of the number of total issued and outstanding common shares.

                                      *  *  *


FIRST QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, Tuesday, April 20th at approximately 10:00 AM ET to discuss first quarter financial results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America:    (800)-814-4860
         International:    (416)-640-1907


ANNUAL GENERAL MEETING

Cott Corporation's annual general meeting of shareowners will take place on Tuesday, April 27, 2004 at 8:30 AM ET at the Glenn Gould Studio, CBC Building, 250 Front Street West, Toronto, Ontario.

WEBCAST

To access the conference call today and the Annual General Meeting on April 27th over the Internet, please visit Cott's website at http://www.cott.com on both dates at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott's website following these events until May 11th, 2004.


ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.


NON-GAAP MEASURE

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.


SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS

Media Relations
Rod Jimenez                Tel: (416) 203-5606

Investor Relations
Edmund O'Keeffe            Tel: (416) 203-5617

                                                                       EXHIBIT 1

COTT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED


                                                         FOR THE THREE MONTHS ENDED
                                                     ----------------------------------
                                                     APRIL 3, 2004       MARCH 29, 2003
                                                     -------------       --------------

SALES                                                 $    370.9          $    295.3
Cost of sales                                              300.5               238.9
                                                      ----------          ----------

GROSS PROFIT                                                70.4                56.4

Selling, general and
  administrative expenses                                   38.7                31.6
                                                      ----------          ----------

OPERATING INCOME                                            31.7                24.8

Other expense, net                                           0.3                 0.5
Interest expense, net                                        6.6                 7.7
Minority interest                                            1.0                 0.6
                                                      ----------          ----------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS                  23.8                16.0

Income taxes                                                (8.3)               (5.4)
Equity loss                                                 (0.1)               (0.1)
                                                      ----------          ----------

NET INCOME                                            $     15.4          $     10.5
                                                      ==========          ==========


VOLUME - 8 OZ EQUIVALENT CASES                             270.1               208.1

NET INCOME PER SHARE
  Basic                                               $     0.22          $     0.15
  Diluted                                             $     0.21          $     0.15

                                                                       EXHIBIT 2

COTT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED


                                                          FOR THE THREE MONTHS ENDED
                                                     -----------------------------------
                                                     APRIL 3, 2004        MARCH 29, 2003
                                                     -------------        --------------
OPERATING ACTIVITIES
Net income                                            $     15.4          $     10.5
Depreciation and amortization                               15.0                12.1
Amortization of financing fees                               0.2                 0.9
Deferred income taxes                                       (0.3)                2.1
Minority interest                                            1.0                 0.6
Equity loss                                                  0.1                 0.1
Other non-cash items                                         0.3                 0.3
Net change in non-cash working capital                     (12.7)               (1.7)
                                                      ----------          ----------

Cash provided by operating activities                       19.0                24.9
                                                      ----------          ----------

INVESTING ACTIVITIES
Additions to property, plant and equipment                 (11.3)              (10.1)
Acquisitions and equity investments                        (17.7)               (0.3)
Other                                                       (0.2)                 --
                                                      ----------          ----------

Cash used in investing activities                          (29.2)              (10.4)
                                                      ----------          ----------

FINANCING ACTIVITIES
Payments of long-term debt                                  (2.2)              (38.0)
Short-term borrowings                                        2.1                21.7
Distributions to subsidiary minority shareowner             (1.2)               (1.2)
Issue of common shares                                       2.2                 1.1
Other financing activities                                  (0.1)                 --
                                                      ----------          ----------

Cash provided by (used in) financing activities              0.8               (16.4)
                                                      ----------          ----------

NET DECREASE IN CASH                                        (9.4)               (1.9)

CASH, BEGINNING OF PERIOD                                   18.4                 3.3
                                                      ----------          ----------

CASH, END OF PERIOD                                   $      9.0          $      1.4
                                                      ==========          ==========

                                                                       EXHIBIT 3

COTT CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                                UNAUDITED             AUDITED
                                              APRIL 3, 2004       JANUARY 3, 2004
                                              -------------       ---------------
ASSETS
CURRENT ASSETS
Cash                                            $      9.0          $     18.4
Accounts receivable                                  169.2               148.8
Inventories                                          119.9                94.4
Prepaid and other expenses                             6.5                 5.5
                                                ----------          ----------

                                                     304.6               267.1
PROPERTY, PLANT AND EQUIPMENT                        328.8               314.3
GOODWILL                                              81.2                81.6
INTANGIBLES AND OTHER ASSETS                         244.6               245.8
                                                ----------          ----------

                                                $    959.2          $    908.8
                                                ==========          ==========


LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                           $     80.3          $     78.1
Current maturities of long-term debt                   1.5                 3.3
Accounts payable and accrued liabilities             173.0               140.5
                                                ----------          ----------

                                                     254.8               221.9
LONG-TERM DEBT                                       275.6               275.7
DEFERRED INCOME TAXES                                 40.6                40.5
                                                ----------          ----------

                                                     571.0               538.1

MINORITY INTEREST                                     25.4                25.6

SHAREOWNERS' EQUITY
Capital stock                                        270.9               267.9
Retained earnings                                     98.7                83.3
Accumulated other comprehensive income                (6.8)               (6.1)
                                                ----------          ----------

                                                     362.8               345.1
                                                ----------          ----------

                                                $    959.2          $    908.8
                                                ==========          ==========

                                                                       EXHIBIT 4

COTT CORPORATION
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED


                                              FOR THE THREE MONTHS ENDED
                                          ----------------------------------
                                          APRIL 3, 2004       MARCH 29, 2003
                                          -------------       --------------

SALES
  USA                                       $    273.1          $    226.6
  Canada                                          39.8                31.8
  UK & Europe                                     42.7                29.5
  International                                   14.7                 7.2
  Corporate & Other                                0.6                 0.2
                                            ----------          ----------

                                            $    370.9          $    295.3
                                            ==========          ==========


OPERATING INCOME (LOSS)
  USA                                       $     31.1          $     25.5
  Canada                                           0.4                 0.8
  UK & Europe                                      1.6                (0.3)
  International                                    2.7                 1.3
  Corporate & Other                               (4.1)               (2.5)
                                            ----------          ----------

                                            $     31.7          $     24.8
                                            ==========          ==========


                                                                       EXHIBIT 5

COTT CORPORATION
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                                        FOR THE THREE MONTHS ENDED
                                                     ---------------------------------
                                                     APRIL 3, 2004      MARCH 29, 2003
                                                     -------------      --------------
NET INCOME                                            $     15.4          $     10.5

  Depreciation and amortization                             15.0                12.1
  Interest expense, net                                      6.6                 7.7
  Income taxes                                               8.3                 5.4
                                                      ----------          ----------

EBITDA                                                $     45.3          $     35.7
                                                      ==========          ==========


FOR THE YEAR ENDED JANUARY 1, 2005 -- GUIDANCE

INCOME FROM CONTINUING OPERATIONS                     $87 - $91

  Depreciation and amortization                          $58
  Interest expense, net                                  $30
  Income taxes                                        $45 - $46
                                                     -----------

EBITDA                                               $220 - $225
                                                     ===========


EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized
EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.

SAFE HARBOR STATEMENTS

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.